                    EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 12th day of February, 1996, by and between Merisel, Inc., a Delaware Corporation (the "Company"), and
Dwight A. Steffensen, an individual ("Executive").

                          RECITALS
     The Company wishes to explore proposals to sell a segment of the business and properties of the Company or the Company itself. In furtherance of this objective, the Company wishes to retain Executive and structure a compensation arrangement that will motivate Executive to accomplish the Company's objective while maximizing the value of the Company for the benefit of its stockholders.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto have agreed as follows:

1.         Term of Employment.
           The  Company  shall  employ  Executive  as  its
Chief Executive Officer and Executive agrees to be so
employed  by  the Company   under  the  terms  and
conditions of this Agreement commencing as of February 12, 1996 (the "Effective Date") and ending on the earlier of (i) the first anniversary of the Effective Date, or (ii) termination of Executive's employment pursuant to this Agreement (the period commencing on the Effective Date and ending on the first anniversary thereof is hereinafter referred to as the "Employment Term"), subject to renewal for additional periods as may be mutually agreed by the Company and Executive. The original term and any renewal terms of this Agreement may be sooner terminated as provided herein.

2.          Scope of Duties.
          Executive shall undertake and assume the
responsibility of  performing for and on behalf of the Company those duties as shall  be  consistent  with the position of the  Chief
Executive Officer.  Executive covenants and agrees that at all times during the term of this Agreement he shall devote his
substantially fulltime  and  best  efforts to the execution of his duties  pursuant hereto. Executive currently serves as a member of the Company's Board  of  Directors (the "Board") and will serve as Chairman
of the   Board  during  the  Employment  Term  without additional
compensation.

3.          Compensation.
           As compensation for services rendered pursuant to
this Agreement,  the  Company shall pay to Executive, in
installments customary  with  the  Company's standard  payroll periods,  base annual  compensation  of  $505,000 during  the
Employment  Term, provided,  however, that the Board may, in its sole  discretion, increase  such  base  annual  compensation  as
merited  by   the performance  of  Executive.  The Company shall
deduct from all payments paid to Executive under this Agreement any required amounts for social security, federal and state
income  tax withholding, federalor   state   unemployment
insurance contributions, and state disability insurance or any other required taxes.

4.         Stock Appreciation Rights.

4.1    The   Company  shall  grant  Executive  a
stock appreciation  right  (the  "SAR") covering  500,000
hypothetical shares  of  the Company's Common Stock ("SAR
Shares").  The  SAR shall  be  granted effective April 25, 1996
(the "Grant Date"), with an SAR exercise price equal to $2.8125 per share, and shall entitle Executive to receive a cash payment or payments equal to the Distributable Amount (defined below) upon a Distribution Date (defined below); provided, however, that the Company shall be under no obligation to make a cash payment pursuant to this Section 4.1 unless and until the Company receives, in the aggregate, at least $75 million in gross proceeds (including for this purpose the value of any stock or non-cash property received and the value of any debt assumed) from a transaction or transactions, including a merger or sale transaction, after the Effective Date involving an extraordinary disposition by the Company of its stock or assets (other than an accounts receivable securitization) and/or a disposition by the stockholders of their stock in the Company.

4.2 Except as otherwise provided in Section 4.3 below, the SAR shall vest monthly at a rate of 1/48th of the SAR Shares on each monthly anniversary of the Effective Date while Executive remains an employee of the Company.

4.3        In the event of (i) a Sale of the Company
(as defined in Section 6.4 below), the SAR shall become fully vested, and (ii) a "Sale of Europe" (defined herein), the SAR shall vest as to thirty percent (30%) of the SAR Shares that, immediately preceding such event, are not vested. For purposes of clause (ii) of this Section 4.3, the portion of the SAR that vests shall be drawn in substantially equal increments from the remaining vesting installments. For purposes of this Agreement, a "Sale of Europe" shall mean a sale(s), merger or other disposition or transaction involving seventy percent (70%) or more of the assets or stock (or a combination of both) by value, of the Company's European operations, to a party or parties unrelated to the Company or any affiliate of the Company.

4.4 "Distributable Amount" means, with respect tothe vested portion of the SAR, the excess of the fair market value of the Company's Common Stock on the Distribution Date (defined below) over the exercise price applicable to such portion. For this purpose, fair market value shall be based on the Nasdaq National Market closing price of the Company's Common Stock for the most recent trading day preceding the Distribution Date.

4.5 "Distribution Date" means the earlier to occur of (i) termination of Executive's employment with the Company for any reason, or (ii) each anniversary of the Effective Date.

5.         Bonus,  Expenses, Reimbursements  and AdditionalBenefits.
            In addition to the compensation to be paid to Executive pursuant to Section 3, the Company shall pay, reimburse or otherwise confer the following items of benefit to
Executive:

5.1        During  each  of the first four quarters  of  the
Employment  Term beginning with the quarter beginning January
1,1996, Executive shall be eligible to receive a bonus based on the Company's  financial performance for such quarter, provided that the  Company shall have been operated outside of the
control of the  Company's  creditors and that no petition
shall  have  been filed  pursuant  to Section 301 or 303 (or any  other  applicable Section)  of  the  Bankruptcy Code (or, if a  petition  has  been filed,  such  petition has not been dismissed  within  forty-five (45) days of such filing) with respect to the Company during such quarter.  For each
such quarter, if any, in which the  Company's
actual financial performance equals or exceeds targeted levels as reflected in the Board-approved operating plan, the Company shall pay  Executive  a  minimum bonus of $75,750  for
performance at targeted levels, increasing to a maximum bonus of $126,250 in the event the Company has net income for such quarter.
No  bonus shall  be  payable  for any quarter in which  (i)
the  Company's actual  financial  performance  is  less  than targeted  levels, (ii)  the Company has been operated at any time under the control of  its creditors, or (iii) a petition has been filed pursuant to Section  301  or  303 (or any other applicable  Section)  of  the Bankruptcy Code (or, if a
petition has been filed, such  petition has  not  been
dismissed within forty-five  (45)  days  of  such filing)  with
respect  to  the  Company.   Notwithstanding the
foregoing, for the first fiscal quarter of 1996, the minimum bonus payable to Executive shall be $37,875. If, at any time during a quarter, Executive's employment terminates for any reason other than by the Company for Cause or by Executive voluntarily, then Executive shall be entitled to a pro-rata portion of the minimum target bonus amount for the performance period in which such termination occurs.

5.2 Subject to Section 10 below, in the event of a Sale of the Company (as defined in Section 6.4 below) during the Employment Term, Executive shall be entitled to receive, and Company shall pay, a bonus of $990,000, reduced by any bonus paid or payable to Executive pursuant to
Section 5.3. Such bonus payment shall be paid in a lump sum at the consummation of the Sale of the Company.

5.3 Subject to Section 10 below, in the event of a Sale of Europe (as defined in Section 4.3 above) during the Employment Term, Executive shall be entitled to receive, and the Company shall pay, a bonus of $200,000. Such bonus payment shall be paid in a lump sum at the consummation of such sale.

5.4 The Company shall pay Executive a monthly car allowance of $1,600.

5.5 The Company shall pay (or Executive shall be entitled to reimbursement) for business-related first class or business class air travel expenses.

5.6 The Company shall pay Executive for the dues at one country club of Executive's choice of $425 per month.

5.7       The Company agrees to provide Executive with,
or to   reimburse  Executive  for,  legal,  financial  planning
and accounting services not to exceed $15,000 per year.  The
Company shall provide Executive with or reimburse Executive an additional amount for legal fees of up to $5,000 in connection with the negotiation of this Agreement; provided that nothing herein shall preclude Executive from applying any fees in excess of the $5,000 amount relating to the negotiation of this Agreement to the amount provided in the prior sentence. Executive shall be reimbursed forincidental business expenses, including homefacsimile machine and car phone, consistent with the Company's policy for senior executives.

5.8 Company shall provide Executive with term life insurance coverage, $1 million face value, at no cost to
Executive.    In  addition,  Executive  shall  be   eligible to
participate in all other benefit programs and plans which maybe afforded senior management of the Company and the Company shall make  contributions to such plans and arrangements on
behalfof Executive  as shall be required or consistent with the terms  and conditions  of said plans.  Such plans and programs
may  include, by   way  of  example,  deferred  compensation,
group insurance benefits, long-term or permanent disability insurance and major medical coverage.

5.9       Executive shall be entitled, during the
Employment Term, to vacation time with compensation and time off with compensation on account of illness or injury, in accordance with the Company's written policies for employees in effect from time to time.

6.          Termination of Agreement.

6.1 This Agreement may be terminated prior to expiration of the Employment Term by either party upon 60 days written noticeto the other party. Upon any termination under this Section 6.1, the Company shall promptly pay Executive all salary and other compensation, including amounts payable, if any, under Section 4 and any unused vacation pay, earned by him through the effective date of such termination.
         In the event the Agreement is terminated by Executive, then, at the time the termination is effective, all benefits and payments provided for hereunder shall terminate, and, without limiting the foregoing, Executive shall not be entitled to any severance payment.
           In the event this Agreement is terminated during the Employment Term by the Company other than for Cause, the Company shall continue to pay Executive his annual base salary set forth in Section 3 for the remainder of the Employment Term. In addition, and notwithstanding anything herein to the contrary, if the termination occurs at a time when any negotiations for the Sale of Europe or a Sale of the

Company have already occurred with any party, then Executive shall remain eligible to receive and will receive at the time of the Sale the benefits described in Sections 4.3, 5.2,
5.3 and 8.3, as applicable (provided that the Distributable Amount (as defined in Section 4.4) in such event shall be determined at the time of the Sale), subject to consummation of any such Sale with the third party or any affiliate of the third party, but only if the Sale is consummated within twelve (12) months of such termination.
           After any notice of termination is given under this Section 6.1, whether by the Company or Executive, the Company may remove or suspend Executive from performance of his office or of any of his duties hereunder during the period prior to the effective date of termination, provided, that
such  removal or suspension   shall  not  affect  Executive's
right  to  receive compensation  and benefits during such
period.   The  Board  must approve  the  termination of
Executive's  employment  under  this Section 6.1.

6.2       Termination  for  Death  or  Disability.
This Agreement shall be terminated upon the death or, at the
Company's option,  the  disability  of Executive.   For
purposes of this Agreement, the term "disability" shall mean the inability of Executive to perform substantially all of his duties hereunder for any 90 days in a 105 consecutive day period; provided that until such time as the Company elects to terminate this Agreement due to Executive's disability, Executive shall continue to receive from the Company 100% of his compensation and other benefits and distributions by way of compensation, as determined pursuant to Sections 3 and 5, which Executive would otherwise be entitled to receive. Upon the termination of this Agreement due to death or disability of Executive, the Company shall promptly pay Executive or his estate as the case may be, all salary and other compensation, including unused vacation pay, earned by him through the effective date of such termination, less income taxes and other standard employee deductions. In addition, the Company shall pay Executive or his estate, as the case may be, his annual base salary set forth in Section 3 for the remainder of the Employment Term reduced (but not
below zero)  by  any  Company provided   benefits  payable  as
a  result  of  such  death or disability.   All  other
benefits and payments provided for hereunder shall terminate; provided, that nothing in this Section 6.2 shall be construed to prohibit Executive or his estate, as the case may be, from collecting any insurance proceeds or state disability payments to which he or his estate might otherwise be entitled. Nothing herein shall operate to preclude Executive or his estate, as the case may be, from receiving any death or disability benefits that are otherwise payable.

6.3       Termination  for  Cause.  This Agreement  may
be terminated, at the Company's option, (i) upon the occurrence of any theft by Executive or conviction for or a plea of nolo contendere by Executive to a felony or any crime involving moral turpitude, (ii) upon the material breach
by Executive of  any  of the   provisions  of  this  Agreement,
(iii)  upon   Executive's misconduct (as defined below).
Termination for Cause shall not be deemed to have occurred unless the Board adopts a resolution, at a meeting called and held for that purpose (after reasonable notice to Executive and after allowing Executive and his counsel to be heard before the Board) finding that Executive was guilty of conduct set forth in (i), (ii) or (iii) and specifying the particulars thereof. Notwithstanding any such determination
by the   Board,  Executive  may  challenge  such  determination
in arbitration  pursuant  to Section 14.   Upon  a  termination
for Cause, which, if contested in arbitration by Executive, is upheld in arbitration, all compensation, benefits and payments provided for hereunder shall terminate, and Executive shall not be entitled to any severance or other payments other than for salary and other compensation (including unused vacation pay) earned by him through the effective date of such
termination.  "Misconduct" shall   mean  misconduct,  physical
assault, falsification or misrepresentation of facts on Company records, creating or contributing to unsafe working conditions, fraud, dishonesty, willful destruction of Company property or assets or harassment of another employee by Executive. No act, or failure to act, by Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

6.4       A  "Sale of the Company" shall be deemed to
occur if  (i) any person, corporation, partnership, trust,
association, enterprise  or group shall become the beneficial owner,  directly or  indirectly,  of  outstanding capital
stock  of  the  Company possessing at least 50% of the voting power (for the election  of directors)  of the outstanding
capital stock of the  Company,  or (ii)  there  shall be a sale of all or substantially all  of  the Company's  assets or the
Company shall merge or consolidate  with another   corporation
and  the  stockholders  of   the Company immediately  prior  to
such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock ownership of the purchasing, surviving or parent corporation by the stockholders of the Company before the transaction; provided, however, that the Company shall have no obligation to enter into any such Sale of the Company; and provided further that the decision to proceed with any such Sale of the Company shall be determined by the Board in its sole discretion and the bonus described in Section 5.2 shall not become payable unless a majority of the non-employee members of the Board shall approve such Sale of the Company. For purposes of this Agreement, a Sale of Europe (as defined in Section 4.3) shall not, in and of itself, constitute a Sale of the Company.

7.        Disclosure of Information.
          Executive acknowledges that in connection with and as a result of his employment pursuant to this Agreement, he shall make use of, acquire and add to Confidential
Information  (as defined  below).   Except  as required  in
connection  with  his obligations  hereunder,  Executive  shall
not,  in  any  manner, disclose or use   any  Confidential
Information, including Confidential Information received from the Company or others either before, during or after his employment with the Company or received before during or after the term of this Agreement, except upon the prior written consent of the Company. Executive acknowledges that such Confidential Information of the Company will include matters conceived or developed by Executive, as well as matters learned by Executive from employees of the Company. Any Confidential Information that Executive has, shall prepare or shall have prepared, used, use or come into contact with shall be and remain the Company's sole property and shall not be removed from the Company's premises without its prior written consent, and shallbe returned upon termination of this Agreement. Executive will not, except as the Company may otherwise consent or direct in writing, sell, use, lecture, or publish any Confidential Information or other proprietary information of the Company or authorize anyone else to do those things at any time either during or subsequent to this Agreement. For purposes of this Agreement, the term "Confidential Information" means either: (A) information concerning the financial condition of the Company or its subsidiaries that is not generally available to the public; or (B) trade secrets as defined in California Civil
Code Section  3426.1.   In the event that Executive  is
requested  or required (by   deposition,   interrogatories,
requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, Executive shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Executive is nonetheless,
legally   compelled   to   disclose Confidential
Information to any tribunal or else stand liable for contempt or suffer other censure of penalty, Executive may, without liability hereunder disclose to such tribunal only that portion of the Confidential Information which Executive is legally required to disclose, provided that Executive exercises his best efforts to preserve the confidentiality of the Confidential Information, including, without
limitation, by cooperating with the Company to obtain   an
appropriate  protective  order  or  other   reliable assurance
that confidential treatment will be accorded the Confidential Information by such tribunal.

8.        Employee's Covenants.

8.1       During the term of this Agreement, Executive
shall (i)   observe   and  conform  to  the  policies  and
directions promulgated by the Board, act at the instruction of the Board and report exclusively to the Board and/or any committees thereof; (ii) exercise and perform faithfully to the best of his ability on behalf of the Company the powers and duties reasonably required by the Board; and
(iii) devote his substantially full time and effort to the business affairs of the Company and its subsidiaries.

8.2       Executive  agrees that during the  term  of
this Agreement and, in the event of a Sale of the Company during the term of this Agreement, for a period of three (3) years following such Sale, Executive will not directly or indirectly (i) engage in a "Restricted Business" (as defined herein), (ii) own or control any debt equity or other interest in a Restricted Business (except as a passive investor of less than 5% of the capital stock or publicly traded notes or debentures of a publicly-held company), (iii) act as director, officer, manager, employee,
participant or consultant to a Restricted Business,    or
(iv) be obligated to or connected in any advisory business enterprise or ownership capacity with a Restricted Business. For purposes of this Agreement, a "Restricted Business" shall mean any of Tech Data Corp., Ingram Micro, Inc., Computer 2000 AG(C2000), Intelligent Electronics, Inc., MicroAge, Inc., Inacom Corp., Compucom, Entex Information Services, Inc. or Vanstar Corp. or any other wholesale distributor of micro computer products or with any subsidiary, division or successor of any of them or with any entity that acquires, whether by acquisition, merger or otherwise, any significant amount of the assets or substantial part of any of the business of any of them. Executive further agrees that during the term of this Agreement and, in the event of a Sale of the Company during the term of this Agreement, for a period of three (3) years following such Sale, Executive shall not, on behalf of any business enterprise other than the Company and its subsidiaries, solicit the employment of or hire any person that is or was employed by the Company or any of its subsidiaries at any time on or after January 1, 1996.

8.3        As   consideration  for  Executive's
covenants contained in Section 8.2 in the event of a Sale of the Company, the Company shall pay Executive $1,010,000.
Such payment shall be paid in a lump sum at the consummation of the Sale of the Company.

8.4 In the event of any material breach by Executive of any of the restrictions contained in this Agreement (including, without limitation, those set forth in
Section 7, 8, and 9), the Company shall have no further obligation to compensate Executive hereunder and Executive acknowledges that the harm to the Company cannot be reasonably or adequately compensated in damages in any
action  at  law.   Accordingly, Executive  agrees that, upon
any violation of such restrictions, the Company shall be entitled to seek preliminary and permanent injunctive relief in addition to any other remedy, without the necessity of proving actual damages.

8.5 Executive represents and warrants to the Company that (i) his employment with the Company as contemplated herein does not and will not conflict with, violate or  cause  a breach  of
any  agreement,  contract  or  instrument  to   which Executive
is a party including, but not limited to, any agreement with
Bergen Brunswig Corporation ("BBC"), (ii) he is not a party to or obligated under any agreement, contract or instrument that will  in  any  way impair his ability to devote his
substantially full-time  and  best  efforts  to the  execution of  his  duties pursuant hereto including, but not limited to, any agreement with BBC,  and  (iii)  he  will not engage in any business  or  other activity  that materially interferes with his ability  to  devote his substantially full-time and best efforts to the execution  of his  duties  pursuant hereto
including, but not limited  to,  any agreement with BBC.
Executive has made the Company aware of  the existence of his current agreement with BBC (the "BBC Agreement") pursuant  to which  he has agreed, among other  things,  (i)  to remain
available to provide certain consulting services to  BBC, (ii)
not to induce or solicit or participate in or assist in  any way  in  the solicitation of any BBC employee to cease
employment with BBC, (iii) not to be involved in any
transaction or proposed transaction involving the acquisition or potential acquisition of BBC  or any affiliate of BBC, (iv)
to refrain from entering  into certain business relationships with the companies listed  on  the attached  Exhibit  A, and
(v) to maintain the confidentiality  of such  BBC   Agreement.
Executive agrees that any such obligation to render consulting
services shall not materially interfere with his   obligations
to  the  Company  hereunder.    The   Company acknowledges
Executive's obligations to BBC as described above, and agrees to conduct itself so as to avoid Executive's breach of his obligations to BBC as described above.

8.6 As an independent covenant hereunder, to the extent permitted by law, Employer and Executive represent and warrant to the other that they will not challenge the validity or enforceability of any of the provisions of Section 8 of this Agreement.

9.0       Return of Work Product
          Upon termination of this Agreement, or at the request of the Company, Executive agrees to deliver to the Company any and all materials, whether printed, written or otherwise obtained or prepared by Executive and pertaining to the business of the Company or as otherwise acquired by Executive in the performance of this Agreement, and it is further agreed by the parties that all such materials shall be the sole property of the Company.

10.       Section 280G Payments.
          In the event it shall be determined that any payment by
the Company to or for the benefit of Executive hereunder,
whether paid  or  payable but determined without regard to any additional payments  required under this Section 10
("Payments"),  would  be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code (the "Excise Tax"),
then Executive shall be entitled to receive an additional
payment  from  the Company (a "Reimbursement  Payment")  in  an amount  equal  to  seventy-five percent  (75%) of the Excise
Tax paid or payable with respect  to the Payments, plus an
additional payment from the Company in such an amount that
after the payment of all taxes (including, without limitation, any  interest and penalties on such  taxes  and  the Excise
Tax) on the Reimbursement Payment, Executive shall retain an amount  equal to the Reimbursement Payment.  For example,  if the  Excise  Tax  attributable  to  Payments  is  $100,000,
then Executive shall be entitled to a Reimbursement Payment of
$75,000 plus  an  additional payment intended to reimburse the
Executive for  taxes attributable to the Reimbursement Payment and related payments  such that Executive receives $75,000 net of all  taxes. Notwithstanding  the  foregoing, Executive's
obligation  to  pay Excise   Tax  shall  not  exceed  $200,000,
and  the Company's obligation to pay the Reimbursement Payment shall be increased as necessary to observe this limit.  All
determinations required  to be made under this Section shall be made by the Company's outside auditor  at  the time of the Sale of the Company,  or  any  other nationally  recognized
accounting firm reasonably  acceptable  to the  Company and
Executive (the "Accounting Firm").  The  Company shall  cause the Accounting Firm to provide detailed  supporting
calculations of its determinations to the Company and
Executive. Notice  must be given to the Accounting Firm within fifteen  (15) business  days after an Event entitling Executive to  a  payment under  this  Agreement.  All fees and expenses of the  Accounting Firm  shall  be  borne solely by the
Company.   For  purposes  of making  the  calculations
required by this Section 10, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided that the Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Internal Revenue Code).

11.       Agreement Binding Upon Successors and Assigns.

11.1 All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto. Because this Agreement is personal and indivisible in nature, Executive may not assign or transfer this Agreement without the Company's written consent. The Company may, with Executive's written consent, assign or transfer its rights or obligations to any successor corporation or affiliate or in connection with any merger, business combination or sale of all or substantially all of the Company's assets.

11.2      The  Company will require any successor
(whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and assets of the Company, expressly to assume and agree to perform this Agreementin the same manner and to the same extent that the Company would be required to perform it whether or not such succession had taken place.

12.        No Waiver.
           The waiver of a breach of any provision of this Agreement by any party shall not operate or be construed as awaiver of any subsequent breach or violation thereof by the other party.

13.        Notices.
           All  notices and communications provided for
hereunder shall bein writing and shall be mailed or delivered to the business or residence address of the
respective   parties hereinafter  provided or to such other
address  as  either  party shall  designate  in writing to the
other.   Any  notice  to  the Company hereunder shall be sent
to the attention of the President of the Company.

14.        Arbitration.
           Any claim, dispute or controversy between the Company and Executive arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall, on written request of either party served on the other, be submitted to binding arbitration by the American Arbitration Association in Los Angeles, California, in accordance with the rules and regulations of that Association, as the exclusive remedy for such controversy. The arbitrator selected by the parties shall conduct a full hearing at which both parties shall be entitled to present evidence, examine and cross-examine witnesses and be repressed by counsel. The arbitrator shall issue a written decision which shall be final and
conclusive upon the   parties.   The  arbitrator's  fee  and
the  cost  of  the arbitration   shall   be   shared   equally
by   the   parties. Controversies covered by this arbitration
provision include, but not limited to, claims of harassment or discrimination in violation of state or federal law.

15.        Counterparts.
           This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

16.        Amendments.
           No   modifications,  extensions,  or  waiver  of
any provisions hereof or release of any right hereunder shall be valid, unless the same is in writing and consented to by all parties hereto.

17.        Governing Law.
           This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

18.        Severability.
           Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement
enforceable in accordance with its terms.   However, if any
provision, or any part thereof, is held to be unenforceable because of the scope or duration of such provision, Executive of the Company agree that the court making such determination shall have the power to reduce the scope, duration and/or area of such provisions in order to make such provision enforceable to the fullest extent permitted by law, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled from such provision shall then be enforceable and shall be enforced.

19.       Entire Agreement.
          This    Agreement
and  all other written agreements/documents
evidencing  matters  referred  to   herein, including  but not
limited to any indemnification agreement with the Company, contains the entire agreement of the parties with respect to the terms and conditions of the employment of Executive by the Company during the Employment Term, and this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to
the employment  of  Executive by the Company.   Each  party  to
this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding. Executive acknowledges that he was represented by counsel in connection with the negotiating and drafting of this Agreement. Executive acknowledges that he has not relied upon information or advice provided by the Company, except as set forth herein and that he is voluntarily entering into this Agreement and that he understands that all terms and provisions of this Agreement are binding upon him, and are not mere recitals.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, effective as of the date hereinabove provided.
                                   MERISEL, INC.,
                                   a Delaware corporation
                                   (the "Company")

Address:

Merisel, Inc.                          By:_/s/__________________________
200   Continental  Blvd.                   Dr. Arnold Miller, Director
El Segundo, CA  90245


                                       By:/s/__________________________
                                           Kelly M. Martin, Vice
                                           President and
                                           General Counsel



Address:
308 Ocean Ave.                         By:/s/___________________________
Seal Beach, CA 90740                      Dwight A. Steffensen
                                          ("Executive")

                           EXHIBIT A

AmeriSource Corporation, a Delaware corporation
Baxter International, Inc., a Delaware corporation
Bindley Western Industries, Inc., an Indiana corporation
Cardinal Health, Inc., an Ohio corporation
Fisher Scientific International, Inc., a Delaware corporation
FoxMeyer Corporation, a Delaware corporation
General Medical Corporation VA, a Virginia corporation
McKesson Corporation, New, a Delaware corporation
Owens & Minor, Inc., New, a Virginia corporation